                         Power of Attorney

 This Statement confirms that the undersigned, has

authorized and designated Melanie J. Dressel, Kristy W. House and Miranda Frost, each with full power to act alone, to execute and file on the undersigned's behalf all Forms 3, 4, and 5

(including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange

Commission as a result of the undersigned's ownership of or

transactions in securities of Columbia Banking System, Inc.  The authority of Melanie J. Dressel, Kristy W. House and Miranda

Frost under this Statement shall continue until the undersigned is not longer required to file Forms 3, 4, and 5 with regard to his/her ownership of or transactions in securities of Columbia

Banking System, Inc., unless earlier revoked in writing.  The undersigned acknowledges that none of Columbia Banking System,

Inc., Melanie J. Dressel, Kristy W. House, or Miranda Frost is

assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  October 22, 2003  Signature: /s/  Dan Regis